UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Shares Awards

On November 20, 2025, the Compensation Committee of the Board of Directors of Pro-Dex, Inc. (the “Company”) approved the grant of restricted common shares under the Company’s 2016 Equity Incentive Plan to the Company’s non-employee directors and to select employees, including 1,000 restricted shares granted to Alisha K. Charlton, the Company’s Chief Financial Officer, vesting ratably over five years.

The restricted shares were granted pursuant to Restricted Shares Award Agreements (the “Award Agreements”), which contain terms and provisions customary for awards of this type, including that, in most instances, the employee must continue to be employed by the Company as of the applicable vesting date. A copy of the form of Award Agreement was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2024. The foregoing description of the Award Agreements is qualified in its entirety by reference to the complete text of the form of Award Agreement.

Compensation of Chief Executive Officer

On November 20, 2025, the Compensation Committee of the Board of Directors of Company approved a discretionary cash bonus to Richard L. Van Kirk, the Company’s Chief Executive Officer, of $30,830, which was calculated as the value of 1,000 shares of our common stock based on the closing sales price on the Nasdaq Capital Market on November 20, 2025. The bonus will be paid in cash in the next bi-weekly pay period with a pay date of November 26, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 20, 2025, the Company held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on three proposals and two advisory votes set forth below. The proposals and advisory votes are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 7, 2025 (the “Proxy Statement”).

1.	To elect Raymond E. Cabillot, Angelita R. Domingo, William J. Farrell III, David C. Hovda, Katrina M.K. Philp, Nicholas J. Swenson and Richard L. Van Kirk (the “Candidates”) to serve as members of the board of directors (“Board”) of the Company until their successors are duly elected and qualified.

Candidate	Votes For	Withheld	Broker Non-Votes
Raymond E. Cabillot	1,910,955	200,822	587,016
Angelita R. Domingo	2,103,305	8,472	587,016
William J. Farrell III	2,102,679	9,098	587,016
David C. Hovda	1,929,218	182,559	587,016
Katrina M.K. Philp	1,942,445	169,332	587,016
Nicholas J. Swenson	1,893,823	217,954	587,016
Richard L. Van Kirk	2,103,541	8,236	587,016

On the basis of the foregoing votes, each of the Candidates was elected.

2.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

For	Against	Abstain	Broker Non-Votes
2,692,619	4,489	1,685	—

On the basis of the foregoing votes, the proposal was ratified.

3.	To cast a non-binding advisory vote with regard to the compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement) as set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
2,064,143	19,916	27,718	587,016

On the basis of the foregoing votes, the shareholders approved, on a non-binding advisory basis, the compensation of the Named Executive Officers.

4.	To cast a non-binding advisory vote with regard to the frequency of future advisory votes on compensation of the Company’s Named Executive Officers.

One Year	Two Years	Three Years	Abstain
2,038,224	4,565	45,377	23,611

On the basis of the foregoing votes, the shareholders approved, on a non-binding advisory basis, a one-year frequency on the advisory vote of the compensation of the Named Executive Officers.

5.	To amend the Company’s 2016 Equity Incentive Compensation Plan in order to extend its term for an additional ten years as set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
1,942,832	162,366	6,579	587,016

On the basis of the foregoing votes, the proposal was approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer